UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 6, 2008

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 6, 2008, Mr. Osman Duman, Senior Vice President and Chief Marketing Officer of Ulticom, Inc. (the “Company”), gave notice of his resignation from the Company, effective August 8, 2008. In connection with the resignation of Mr. Duman, the Change of Control Termination Protection Agreement (the “Protection Agreement”) between the Company and Mr. Duman, dated as of August 2, 2007, will be terminated pursuant to its terms, effective August 8, 2008. The Protection Agreement provided for change of control payments upon certain triggering events. No severance payments were triggered as a result of the termination of the Protection Agreement. Pursuant to a resolution passed on April 26, 2006 by the Stock Option Subcommittee of the Compensation Committee of the Board of Directors of the Company, the period during which Mr. Duman may exercise any vested stock options will be extended for 30 days after the Company notifies Mr. Duman that stock options may be exercised (the “Period”); provided, however, that the Period shall not extend beyond 10 years from the original date of grant of the stock options; provided further, however, that any options that expire during the Period will be terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: June 9, 2008	By:	/s/ Shawn Osborne
Name: Shawn Osborne
Title: Chief Executive Officer